UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2023

CABOT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5667	04-2271897
(Commission File Number)	(IRS Employer Identification No.)

TWO SEAPORT LANE, SUITE 1400, BOSTON, MASSACHUSETTS	02210-2019
(Address of Principal Executive Offices)	(Zip Code)

(617) 345-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	CBT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 11, 2023, the Board of Directors of Cabot Corporation (the “Company”) amended and restated the Company’s By-laws. Among other matters, the amended and restated By-laws update certain procedural requirements related to director nominations by stockholders in light of the recently adopted “universal proxy” rules of the Securities and Exchange Commission (the “SEC”) and reflect recent amendments to the Delaware General Corporation Law (the “DGCL”). The changes reflected in the amended and restated By-laws include provisions:

(i)	providing that the date, time and place of an adjourned meeting must be provided in accordance with the DGCL;

(ii)

specifying that proposals or nominations must be received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders;

(iii)	prohibiting stockholders from submitting additional or substitute nominees after the nomination deadline;

(iv)	requiring certain additional information and representations be included in the notice of any stockholder proposals or nominations;

(v)	specifying that, for business to be properly brought before a meeting by a stockholder, the stockholder must appear in person to present such business;

(vi)	requiring that a stockholder update and supplement notices of nominations, as needed; and

(vii)	requiring that a stockholder comply with the “universal proxy” requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3), as applicable.

The amended and restated By-laws also reflect certain other administrative, modernizing, clarifying and conforming changes.

The Company’s amended and restated By-laws are attached to this report as Exhibit 3.1, in redline form showing the changes described above. The description of the By-law amendments contained in this report is qualified in its entirety by reference to the full text of the amended and restated By-laws.

Item 8.01	Other Events.

As a result of the amendment and restatement of the By-laws discussed in Item 5.03 above, the period during which stockholders may submit notice of a proposal (other than any proposal included in the Company’s proxy materials pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended) or a director nomination for the Company’s 2024 Annual Meeting of Stockholders has been updated from the period previously disclosed in the Company’s definitive proxy statement for its 2023 Annual Meeting of Stockholders, as filed with the SEC on January 26, 2023. A stockholder who intends to present a proposal at the 2024 Annual Meeting of Stockholders but does not wish the proposal to be included in the Company’s proxy materials for that meeting, or who wishes to nominate a director, must now provide written notice of the proposal or nomination to the Company no earlier than November 10, 2023 and no later than December 10, 2023.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated By-Laws of Cabot Corporation, redlined for amendments

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT CORPORATION

By:	/s/ Karen A. Kalita
Name:	Karen A. Kalita
Title:	Senior Vice President and General Counsel

Date: May 15, 2023